Exhibit 10.01



                            CROSSROADS SYSTEMS, INC.

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into as of the 15th day of February, 2005 by and. between Crossroads Systems, Inc. (the "Company"), and Valerie H. Savage ("Consultant"). The Company desires to retain Consultant as an. independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1. SERVICES AND COMPENSATION

     (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto.

     (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

     2. CONFIDENTIALITY

     (a) Definition. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

     (b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, has become publicly known and made generally available through no wrongful act of Consultant, or has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

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     (c) Former  Employer's  Confidential  Information.  Consultant  agrees that
Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation or claimed violation pf a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

     (d) Third party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

     (e) Return of Materials. Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

     3. OWNERSHIP

     (a) Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further acknowledges that all Inventions which constitute original works of authorship (solely or jointly with others) within the scope of and during the term hereof which qualify for protection by copyright are "works made for hire" as that term is defined in the United States Copyright Act.

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     (b)  Further  Assurances.  Consultant  agrees  to  assist  Company,  or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

     (c) Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company's prior written permission.

     (d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4. CONFLICTING OBLIGATIONS

     Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.


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

     5. TERM AND TERMINATION

     (a) Term. This Agreement will commence on February 15, 2005 and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided below.

     (b) Termination. The Company may terminate this Agreement upon giving two weeks prior written notice thereof to Consultant. Any such notice shall be addressed to Consultant at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement or if the Company provides payment for 20 hours of work, the compensation Consultant would have been paid had she worked during the two week period.

     (c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except:

          (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

          (ii) Sections 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractors) shall survive termination of this Agreement.


     6. ASSIGNMENT

     Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

     7. INDEPENDENT CONTRACTOR

     It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or
(iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement.


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     8. BENEFITS

     Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

     9. OTHER AGREEMENTS AND POLICIES

     Prior to performing any Services hereunder, Consultant shall execute the Company's form of Indemnification Agreement for its officers and directors. Prior to performing any Services hereunder, Consultant shall review and agree to comply with the Company's Policy Against Insider Trading.

     10. GOVERNING LAW

     This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

     11. ENTIRE AGREEMENT

     This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     12. ATTORNEYS' FEES

     In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, in addition to any other relief to which that party may be entitled.

     13. SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.


                            [Signature Page Follows]

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

CROSSROADS SYSTEMS, INC.                 VALERIE H. SAVAGE


By:                                      By:
     --------------------------             -------------------------
     Print Name:                            Print Name:
               ----------------                        --------------
     Title:                                 Title:
               ----------------                        --------------
     Address:                               Address:
               ----------------                        --------------






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                                    EXHIBIT A

                            SERVICES AND COMPENSATION

1.   Contact: Consultant's principal Company contact:

                  Name:  Rob Sims

                  Title:   Chief Executive Officer

2.   Services.  Consultant  will render to the Company the  following  Services:
     Overseeing the financial function of the Company, including financial plans and policies, accounting practices and procedures, and the Company's relationship with the financial community, as well as other activities that the Company may prescribe. Services must be provided during direct meetings with the Company's employees (telephonic or face-to-face), except for authorized offsite work requested by the Company and accepted by the Consultant and accompanied by a specified time estimate.

3.   Compensation.

     (a)  The Company shall pay Consultant $ 150 per hour.

     (b) Only if pre-approved by the Company in writing, the Company shall reimburse Consultant for all reasonable travel expenses for which an invoice is submitted and which are incurred by Consultant in performing Services pursuant to this Agreement.

     (c) Consultant shall submit all statements for services and expenses in a form prescribed by the Company every two weeks and such statement shall be approved by the contact person listed above or other designated agent of the Company.